Royce Biomedical Inc. Announces Name and Symbol Change to be Effective Today

CORTE MADERA, Calif.--(BUSINESS WIRE)—September 8, 2005--Royce Biomedical, Inc. (OTCBB:RYBO - News) announced today that it has completed the process of changing its corporate name to Smart-tek Solutions Inc. and will begin trading under the new trading symbol (OTCBB:STTK) effective September 8, 2005.

The corporate name change to Smart-tek Solutions Inc. more closely identifies the Company to its business plan geared towards security, surveillance and related industry sectors.  The acquisition of Smart-tek Communications Inc. (“SCI”) in April 2005 was the Company’s initial step in this process and Smart-tek Solutions Inc. intends to source and potentially acquire complimentary businesses in the future.

SCI, in business since 1997, is a market leader in integrated security, voice and data communication systems and specializing in the design, sale, installation and service of CCTV, access control, intercom and communication systems. SCI provides seamless integration of the latest in security technology with proven electronic hardware and software products. SCI has positioned itself as a leading security and low voltage systems provider in the Greater Vancouver area, currently supplying over 45% of new construction projects in the downtown core alone.

SCI’s current projects include over 20 hi-rise projects comprising approximately 2,500 units, and an additional 6 commercial and government projects. SCI clients include 911 emergency call centers, municipal and federal law enforcement agencies, municipalities, utilities, airports, property developers and general contractors both national and international.

More information about Smart-tek Solutions Inc. can be found at http://www.smart-teksolutions.com

More information about SCI can be found at http://www.smart-tek.com.

About Smart-tek Solutions Inc.

Smart-tek Solutions Inc. is a technology holding company in the security and surveillance sector providing turnkey state of the art systems design and installation through its wholly owned subsidiary, Smart-tek Communications, Inc.  Smart-tek Communications, Inc. is the Company’s initial acquisition in this sector and is appropriately positioned to pursue additional acquisitions in order to restore and enhance shareholder value.

Smart-tek Communications Inc. is a market leader in integrated security, voice and data communication systems. Located in Richmond, British Columbia, SCI specializes in the design, sale, installation and service of the latest in security technology with proven electronic hardware and software products. SCI has positioned itself as a security systems leader in the Greater Vancouver area, supplying over 45% of new downtown core construction projects. Valued customers include major developers, general and electrical contractors, hospitals, Crown Corporations, law enforcement agencies and retail facilities. Projects range from high-end residential and commercial developments to system upgrades and monitoring contracts. SCI's continued growth and success is a direct result of providing a consistently superior product at competitive pricing to both new and existing clients. SCI's stellar client retention is in itself a testimonial to the overall excellence of the product designed and installed.

Notice Regarding Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding the Company's business which are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Readers are directed to the Royce's reports as filed with the U.S. Securities and Exchange Commission from time to time, including but not limited to its annual report on Form 10-KSB and its most recent quarterly report on Form 10-QSB for the quarter ended March 31, 2005 for further information and factors that may affect Royce's business and results of operations. Royce Biomedical, Inc. undertakes no obligations to publicly update any forward-looking statements to reflect future events or circumstances.

CONTACT: Smart-tek Solutions Inc. Donald Gee, 415-738-8887 rybo_ir@yahoo.com